Exhibit 5.2

September 5, 2013

Signature Group Holdings, Inc.

15303 Ventura Boulevard, Suite 1600

Sherman Oaks, California 91403

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Signature Group Holdings, Inc., a Nevada corporation (the “Company”), in connection with the filing on September 5, 2013, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement registers, among other things, the offering by the Company of one or more series of debt securities (the “Debt Securities”) to be issued pursuant to an indenture in the form attached as an exhibit to the Registration Statement by and between the Company and a financial institution to be indentified therein as trustee, as such indenture may be supplemented from time to time (the “Indenture”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Other than as expressly stated herein with respect to the issuance of the Debt Securities, we express no opinion as to any matter, including with respect to the contents of the Registration Statement or related Prospectus or Prospectus Supplement.

As special counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have not represented and do not represent the Company with respect to its day-to-day operations. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein solely as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning Nevada law are addressed in the opinion of Greenberg Traurig, LLP, which has been separately provided to you. We are not and do not purport to be experts on the laws of the State of Nevada, and we express no opinion with respect to any matter addressed by the opinion of Greenberg Traurig, LLP, and to the extent those opinions are necessary to the opinions expressed herein, we have, with your consent, assumed that such opinions with respect to such matters are true.

Subject to the foregoing and the other qualifications and assumptions set forth herein, it is our opinion that, as of the date hereof, each Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has been duly authorized by all necessary corporate action of the Company and the relevant trustee and has been duly executed and delivered by the Company and the relevant trustee, (iii) the Indenture and the trustee(s) named thereunder have been duly qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 has been properly filed with the Commission, (iv) a Prospectus Supplement with respect to such Debt Security has been filed (or transmitted for filing) with the Commission in accordance with the Act, (v) the specific terms of such Debt Security have been duly established in accordance with the Indenture and authorized by all necessary corporate action of the Company, and (vi) such Debt Security has been duly authorized by all necessary corporate action of the Company and has been duly executed, authenticated, issued and delivered by the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification or exculpation of or contribution to a party with respect to a liability where such indemnification, exculpation or contribution is unfair, insufficiently explicit or contrary to statute or public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, demand, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to the Debt Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (q) any provision relating to any modification or amendment of any term of any Debt Security, (r) whether the terms of the Indenture or any Debt Security will control in the event of a conflict between one or more provisions of the Indenture and such Debt Security, (s) any specific performance, self-help or other non-judicial remedies, covenants or provisions in any Debt Security, (t) federal or state banking laws or regulations, export, import and customs laws, anti-terrorism laws, orders and regulations or anti-fraud laws, rules and regulations (and administrative or judicial decisions with respect thereto) and (u) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that the Indenture, the Debt Securities and any related supplemental indenture or officers’ certificate establishing the terms thereof (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute a legally valid and binding obligation of the parties thereto other than the Company, enforceable against each of them (other than the Company) in accordance with their respective terms, and (iv) that the status of each of the Documents as a legally valid and binding obligation of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments,

(b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Crowell & Moring LLP

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